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                                                                    EXHIBIT 1.1

                            2,500,000 CLASS C UNITS

                         HALLWOOD ENERGY PARTNERS, L.P.

                           LIMITED PARTNERSHIP UNITS

                                    --------

                             UNDERWRITING AGREEMENT

                                                              Chicago, Illinois
                                                               __________, 1998


EVEREN Securities, Inc.
Wheat, First Securities, Inc.
Ladenburg Thalmann & Co. Inc.
77 West Wacker
Chicago, Illinois  60601

Dear Ladies and Gentlemen:

         Hallwood Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell to the underwriters named in
Schedule I annexed hereto (the "Underwriters") an aggregate of 2,500,000 Class C Units (the "Class C Units") of limited partner interest in the Partnership. The aggregate of 2,500,000 Class C Units to be purchased from the Partnership are herein called the "Firm Units." In addition, the Partnership has agreed to sell to the Underwriters, upon the terms and conditions set forth herein, up to 375,000 additional Class C Units (the "Additional Units") to cover over-allotments by the Underwriters, if any. The Firm Units and, to the extent such option is exercised, the Additional Units are hereinafter collectively referred to as the "Units." EVEREN Securities, Inc., Wheat, First Securities, Inc. and Ladenburg Thalmann & Co. Inc. are acting as the representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

         The Partnership wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Units from the Partnership.

1. REGISTRATION STATEMENT AND PROSPECTUS. The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 333-38973), including a



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prospectus subject to completion, relating to the Units. Such registration statement (including all financial schedules and exhibits), as amended at the time when it becomes effective and as thereafter amended by any post-effective amendment or document incorporated by reference, is referred to in this Agreement as the "Registration Statement." The term "Prospectus" as used in this Agreement means (i) the prospectus in the form included in the Registration Statement, or (ii) if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, or (iii) if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a term sheet (as described in Rule 434(b) under the Act) filed with the Commission pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement and such term sheet, taken together. The prospectus subject to completion in the form included in the Registration Statement dated October 28, 1997, and as such prospectus is amended from time to time until the date upon which the Registration Statement is declared effective by the Commission is referred to in this Agreement as the "Prepricing Prospectus." Any registration statement filed by the Partnership pursuant to Rule 462(b) of the Act to register a portion of the Units is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement.

2. AGREEMENTS TO SELL AND PURCHASE. The Partnership hereby agrees to sell 2,500,000 Firm Units to the Underwriters and, upon the basis of the representations, warranties and agreements of the Partnership herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership at a purchase price of $_______ per Unit (the "purchase price per Unit"), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Units as adjusted pursuant to Section 10 hereof).

         The Partnership also agrees to sell up to 375,000 Additional Units to the Underwriters and, upon the basis of the representations, warranties and agreements of the Partnership herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of this Agreement to purchase from the Partnership up to 375,000 Additional Units at the purchase price per Unit for the Firm Units. The Additional Units may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units. If any Additional Units are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments as you may determine to avoid fractional units) which bears the same proportion to the number of Additional Units to be sold as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Units as adjusted pursuant to Section 10 hereof) bears to 2,500,000.

3. TERMS OF PUBLIC OFFERING. The Partnership has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the

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Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.

4. DELIVERY OF THE UNITS AND PAYMENT THEREFOR. Delivery to the Underwriters of the Firm Units and payment therefor shall be made at such place as you shall designate at 10:00 a.m., New York City time, three (or four, if priced after 4:30 p.m. New York time on the relevant date) business days after the date hereof (the "Closing Date"). The place of delivery for the Firm Units and the Closing Date may be varied by agreement between you and the Partnership.

         Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 a.m., New York City time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than 10 business days after the giving of the notice hereinafter referred to), as shall be specified in a written notice from you on behalf of the Underwriters to the Partnership, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Units. Such notice may be given to the Partnership by you at any time within 30 days after the date of this Agreement. The place of delivery for the Additional Units and the Additional Closing Date may be varied by agreement between you and the Partnership.

         Certificates for the Firm Units and for any Additional Units to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., New York City time, on the second business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you at such place as you shall designate for inspection and packaging not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Units and any Additional Units to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer in immediately available funds, to the account specified by the Partnership to the Underwriters no later than the business day prior to the Closing Date.

5. AGREEMENTS OF THE PARTNERSHIP. The Partnership agrees with the several Underwriters as follows:

         (a) The Partnership will use commercially reasonable efforts to cause the Registration Statement to become effective and will advise you promptly and, if requested by you, will confirm such advice in writing
         (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus or term sheet (as described in Rule 434(b) under the Act) has been timely filed pursuant to Rule 424(b) under the Act, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information,
         (iv) of the issuance by the

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         Commission of any stop order suspending the effectiveness of the
         Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation (or threatened initiation) of any proceeding for such purposes, and (v) within the period of time referred to in Section 5(e) below, of any change in the Partnership's condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Partnership that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein not misleading in any material respect (in light of the circumstances under which they were made, with respect to the Prospectus), or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership will use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

         (b) The Partnership will furnish to you, without charge, three signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

         (c) The Partnership will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised (with a reasonable opportunity to review such amendment or supplement) or to which you have reasonably objected after being so advised.

         (d) Prior to the execution and delivery of this Agreement, the Partnership has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Partnership consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Partnership.

         (e) As soon after the execution and delivery of this Agreement as is reasonably practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, the Partnership will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which

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         the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Partnership will forthwith prepare and file with the Commission an appropriate supplement or amendment thereto, and will furnish to each Underwriter and to each dealer who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

         (f) The Partnership will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect such registration or qualification; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to subject itself to taxation as a result of doing business in any jurisdiction where it is not now so subject to taxation, to qualify as a dealer in securities in any jurisdiction or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Partnership shall so advise you promptly in writing.

         (g) The Partnership will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a period of at least 12 months commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

         (h) During the period of five years hereafter, the Partnership will furnish to you as soon as practicable after the end of each fiscal year, a copy of its annual report to unitholders for such year; and the Partnership will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Partnership filed with the Commission under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"), or mailed to partners, and (ii) from time to time such other information concerning the Partnership as you may reasonably request.


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         (i)   If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than as a result of a failure by the Representatives or any Underwriter to fulfill their or its obligations hereunder) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Partnership to comply with the terms or fulfill any of the conditions of this Agreement, the Partnership agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters but excluding wages and salaries paid by the Representatives) reasonably incurred by you in connection herewith, up to a maximum of $75,000.

         (j) The Partnership will apply the net proceeds from the sale of the Units to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus under the caption "Use of Proceeds."

         (k) If Rule 430A under the Act is employed, the Partnership will timely file the Prospectus or term sheet (as described in Rule 434(b) under the Act) pursuant to Rule 424(b) under the Act.

         (l) The Partnership will not (i) offer, sell, contract to sell or otherwise dispose of or announce the offering of any Class C Units or any securities that are convertible into or exercisable or exchangeable for Class C Units or any securities that are senior to or pari passu with Class C Units or (ii) grant any options or warrants to purchase Class C Units, except to the Underwriters pursuant to this Agreement, for a period of 180 days from the date of the Prospectus without the prior written consent of EVEREN Securities, Inc.

         (m) The Partnership will not, directly or indirectly, take any action which would constitute, or any action designed or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

         (n) If at any time during the 25-day period after the first date that any of the Units are released by you for sale to the public, any publication or event relating to or affecting the Partnership shall occur as a result of which in your opinion the market price of the Class C Units has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Partnership will, after written notice from you advising the Partnership to the effect set forth above, forthwith consult with you concerning the advisability and substance of, and, if appropriate, disseminate, a press release or other public statement responding to or commenting on such publication or event.

         (o) The Partnership will maintain a transfer agent and, if necessary under the jurisdiction of its organization or the rules of the American Stock Exchange or any other national

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         securities exchange on which the Class C Units are listed, a registrar
         (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Class C Units.

         (p) The Partnership will use its best efforts to cause, on or before the Closing Date, the Units to be issued in connection with the offering and sale thereof to be approved for listing on the American Stock Exchange, subject to official notice of issuance.

         (q) The Partnership will timely file all reports required to be filed with the United States Securities and Exchange Commission (the "Reports"). Such reports will be filed via EDGAR in accordance with Regulation S-T.

6. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP. The Partnership represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

         (a) At the time of filing of the Registration Statement, the Partnership met all of the eligibility requirements for Form S-3. All Reports required by the Exchange Act have been timely filed and were in compliance with the Exchange Act at the time of their filing. All Reports required to be filed via EDGAR have been filed in compliance with Regulation S-T.

         (b) Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied when so filed with the provisions of the Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by or on behalf of any Underwriter through you expressly for use therein.

         (c) The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus, and the Prepricing Prospectus included as part of the Registration Statement declared effective by the Commission complies as to form with the requirements of the Act. The Registration Statement, in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective or when amended or supplemented through incorporation by reference, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will comply with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in

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         conformity with information relating to any Underwriter furnished to the Partnership in writing by or on behalf of any Underwriter through you expressly for use therein.

         (d) The capitalization of the Partnership is as set forth in the Prospectus as of the date set forth therein. All the outstanding Class C Units of the Partnership have been duly authorized by all necessary partnership action on the part of the Partnership and validly issued, are fully paid and nonassessable (subject to the obligation of a limited partner to repay the amount of any distribution wrongly received from the Partnership for a period of three years from the date of the distribution) and were not issued in violation of or subject to any preemptive rights arising under the Partnership's certificate of limited partnership or partnership agreement or under the Delaware Revised Uniform Limited Partnership Act or similar rights; the Units to be issued and sold to the Underwriters by the Partnership hereunder have been duly authorized by all necessary partnership action on the part of the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights arising under the Partnership's certificate of limited partnership or partnership agreement or under the Delaware Revised Uniform Limited Partnership Act or similar rights; the securities of the Partnership conform to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and upon delivery of certificates for the Units pursuant to the terms of this Agreement and payment for the Units, the Underwriters will receive valid and marketable title to the Units, free and clear of any voting trust arrangements, liens, encumbrances, equities, claims or defects in title to the several Underwriters purchasing the Units in good faith and without notice of any lien, claim or encumbrance.

         (e) The Partnership is duly organized and validly existing in good standing under the laws of the State of Delaware as a limited partnership with full partnership power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, taken as a whole.

         (f) Each of the Partnership's corporate subsidiaries (the "Corporate Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Partnership's subsidiaries that is a limited partnership (the "Partnership Subsidiaries") has been duly formed and is validly existing as a limited partnership under the laws of the state of its formation. Each of the Partnership's subsidiaries that is a limited liability company (the "LLC Subsidiaries") has been duly formed and is validly existing as a limited liability company under the laws of the state of

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         its formation. (The Corporate Subsidiaries, the Partnership
         Subsidiaries, and the LLC Subsidiaries are hereinafter sometimes referred to as the "Subsidiaries" or individually a "Subsidiary.") Each of the Partnership's Subsidiaries is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Partnership and its Subsidiaries taken as a whole. Each of the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus other than those, the failure of which to possess, would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, taken as a whole, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus other than those which would not result in a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, taken as a whole. Except as set forth in Schedule 6(f), all of the issued and outstanding shares of capital stock of each Corporate Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Partnership, directly or through Subsidiaries, free from liens, encumbrances, claims, security interests, restrictions on transfer, voting trust or similar agreements, and any other defect of title. Except as set forth in Schedule 6(f), all of the partnership interests of each Partnership Subsidiary have been duly and validly authorized and issued in accordance with the terms of the governing partnership agreement and are owned by the Partnership, directly or through Subsidiaries, free from liens, encumbrances, claims, security interests, restrictions on transfer, voting trust or similar agreements, and any other defect of title. Except as set forth in
         Schedule 6(f), all of the membership interests of each LLC Subsidiary have been duly and validly authorized and issued in accordance with the terms of the governing limited liability company agreement (or regulations) and are owned by the Partnership, directly or through its Subsidiaries, free from liens, encumbrances, claims, security interests, restrictions on transfer, voting trusts or similar agreements, and any other defect of title.

         (g) The offering and sale of the Units has been carried out in compliance with all federal and state securities laws, and each contract, agreement or arrangement to effect the offering and sale of the Units to which the Partnership or any of its Subsidiaries is a party or by which it is bound, or to which any of the property or assets of the Partnership or any of its Subsidiaries is subject has been duly and validly authorized, executed and delivered by the Partnership or such Subsidiary, as applicable, and neither the Partnership nor any Subsidiary is in breach or default of any obligation, agreement, covenant or condition contained in any such contract, agreement or arrangement other than those which would not result in a

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



         material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, taken as a whole.

         (h) There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against the Partnership or any Subsidiary or to which any of their property, is subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as required to be described in the Prospectus (or any amendment or supplement thereto), there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Partnership, threatened against or involving the Partnership or any Subsidiary, nor, to the best knowledge of the Partnership, is there any basis for such action, suit, inquiry, proceeding or investigation, that are not described. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required. All agreements, contracts, indentures, leases or other instruments described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or filed as an exhibit to the Registration Statement have been duly authorized, executed and delivered by the Partnership or a Subsidiary, constitute valid and binding agreements of the Partnership or such Subsidiary and are enforceable against the Partnership or such Subsidiary in accordance with the terms thereof, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting creditors' rights and remedies generally, (ii) principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith and (iv) public policy.

         (i) Neither the Partnership nor any Subsidiary is in violation of its certificate of limited partnership or partnership agreement, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Partnership or any Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Partnership or any Subsidiary, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Partnership or any Subsidiary is a party or by which any of their respective properties may be bound, except for such violations or defaults which would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its Subsidiaries, taken as a whole.

         (j) The execution and delivery of this Agreement and the performance by the Partnership of its obligations under this Agreement have been duly and validly authorized by the Partnership, and this Agreement has been duly executed and delivered by the Partnership.


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



         (k) None of the issuance and sale of the Units, the execution, delivery or performance of this Agreement by the Partnership nor the consummation by the Partnership of the transactions contemplated hereby (i) is or may be void or voidable by any person or entity, (ii) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Units under the Act and compliance with the securities or Blue Sky laws of various jurisdictions and the clearance of the offering of the Units with the National Association of Securities Dealers, Inc. (the "NASD"), all of which will be, or have been, effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of limited partnership, or other organizational documents, of the Partnership or any Subsidiary, or (iii) conflicts or will conflict with or constitutes a breach of, or a default under, any agreement, contract, indenture, lease or other instrument to which the Partnership or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, or violates any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Partnership or any Subsidiary or any of their respective properties, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or assets is subject, other than those which would not result in a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, taken as a whole.

         (l) Each contract, agreement or arrangement to which the Partnership or any Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Partnership or any Subsidiary is subject, which is material to the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its Subsidiaries, taken as a whole, has been duly and validly authorized, executed and delivered by the Partnership or such Subsidiary, as applicable, and neither the Partnership nor any Subsidiary is in breach or default of any obligation, agreement, covenant or condition contained in any such contract, agreement or arrangement, except for such breaches or defaults as would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results or operations of the Partnership and its Subsidiaries, taken as a whole; the Partnership knows of no present condition or fact which would prevent compliance by the Partnership or any Subsidiary or any other party thereto with the terms of any such contract, agreement or arrangement in all material respects; neither the Partnership nor any Subsidiary has any present intention to exercise any rights that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof.

         (m) Except as described in the Prospectus, the Partnership does not have outstanding and at the Closing Date (and the Additional Closing Date, if applicable) will not have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, any Class C Units or any such warrants or convertible or exchangeable securities or obligations. No holder of securities of the Partnership has rights to the registration of any securities of the Partnership because of the filing of the Registration Statement, except (i) with respect to the Units and (ii) any such rights for which the Partnership has received valid and enforceable waivers.

         (n) Deloitte & Touche LLP, the certified public accountants who have certified the financial statements filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

         (o) The financial statements, together with related schedules and notes, forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects both the historical and pro forma consolidated financial position, results of operations and changes in financial position of the Partnership and its Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data (including the reserve data) set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) has been prepared on a basis consistent with such financial statements and the books and records of the Partnership.

         (p) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Partnership nor any Subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transactions, not in the ordinary course of business, that is material to the Partnership and its Subsidiaries, taken as a whole, and there has not been any material change in the units of limited partner interest for the Partnership and each Subsidiary which is a Limited Partnership, the capital structure for each Corporate Subsidiary, or membership interests for each LLC Subsidiary, or material increase in the short-term debt or long-term debt, of the Partnership or any Subsidiary, or any development involving or which may reasonably be expected to involve a potential future material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its Subsidiaries, taken as a whole.

         (q) The Partnership or each Subsidiary, as the case may be, has (i) generally satisfactory title to all their interests in the oil and gas properties described in the Prospectus as being owned by them, title investigations having been carried out by the Partnership in accordance with the customary practice in the oil and gas industry, and (ii) good and marketable title to all other real property and all property described in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or such as are not materially burdensome and do not interfere in any material respect with the use of the property or the conduct of the business of the Partnership and its Subsidiaries, taken as a whole, and the property (real and personal) held under lease by each of the Partnership or any Subsidiary, as the case may be, is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Partnership and its Subsidiaries, taken as a whole.

         (r) The Partnership has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Units other than the Prepricing Prospectus, the Registration Statement, the Prospectus and such other materials permitted by the Act.

         (s) The Partnership has not taken, directly or indirectly, any action which constituted, or any action designed or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

         (t) The Partnership is not an "investment company," an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company within the meaning of the Investment Company Act of 1940.

         (u) The Partnership and each of its Subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities or private persons or entities (hereinafter "permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not had and could not reasonably be expected to have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its Subsidiaries, taken as a whole; the Partnership and each of the Subsidiaries have fulfilled and performed all of their material obligations with respect to each such permit and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the

         Prospectus, such permits contain no restrictions that are materially burdensome to the Partnership or any Subsidiary.

         (v) The Partnership and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Partnership nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Registration Statement and the Prospectus.

         (w) Hallwood Petroleum, Inc. has complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1964 (Title VII), the Age Discrimination in Employment Act and state labor laws, each as amended, except where the failure to comply with any such requirements has not, and could not reasonably be expected to, have a material adverse effect on the condition (financial or other) business, prospects, properties, net worth or results of operations of the Partnership and its Subsidiaries, taken as a whole.

         (x) The Partnership and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) Neither the Partnership nor any Subsidiary has directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for political office, nor, to the best knowledge of the Partnership or any Subsidiary, failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

         (z) The Partnership and each of the Subsidiaries have obtained all required permits, licenses and other authorizations, if any, which are required under federal, state, regional, county, local and foreign statutes, codes, ordinances and other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, spilling, injecting, leaching or disposing into the environment or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, discharge into the environment, transport or handling of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes, or any regulation, rule, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder ("Environmental Laws"), except for such permits, licenses and other authorizations which if not obtained would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its Subsidiaries taken as a whole. The Partnership and each of the Subsidiaries are in material compliance with all terms and conditions of all required permits, licenses and authorizations, and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. There is no pending or, to the best knowledge of the Partnership, threatened civil or criminal litigation, notice of violation, warning letter or administrative proceeding relating in any way to the Environmental Laws (including, without limitation, notices, demand letters or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as amended by the Superfund Amendments Reauthorization Act of 1987 ("SARA"), the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the Clean Water Act of 1977, and the Clear Air Act of 1966, all as amended, and similar foreign, state or local laws) involving the Partnership or any Subsidiary which, if determined adversely, could reasonably be expected to result in a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or operations of the Partnership, taken as a whole. To the best knowledge of the Partnership, there have not been and there are not any past, present or reasonably foreseeable future events, conditions, circumstances, activities, practices, incidents, actions or plans involving the Partnership or any Subsidiary which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any present or future claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, arrangement for disposal, transport, arrangement for transport or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, hazardous or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study or investigation which may be brought, under RCRA, CERCLA, SARA, or similar foreign, state, regional, county, or local laws.

         (aa) All offers and sales of the Partnership's units of limited partner interest and debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

         (bb) All federal, state and local tax returns required to be filed by or on behalf of the Partnership and each Subsidiary with respect to all periods ended prior to the date of this Agreement have been filed (or are the subject of valid extensions) with the appropriate federal, state and local authorities and all such tax returns, as filed, are accurate in all material respects. All federal, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Partnership and each Subsidiary has been paid or reflected as a liability on the financial statements of the Partnership and the Subsidiaries for appropriate periods. All deficiencies asserted as a result of any federal, state or local tax audits have been paid or finally settled and, except as previously disclosed to the Representatives in writing, no issue has been raised in any such audit which by application reasonably could be expected to result in a proposed material deficiency for any other period not so audited. To the best knowledge of the Partnership, no state of facts exists or has existed which could reasonably be expected to constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by appropriate federal, state or local authorities. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return for any period.

         (cc) Williamson Petroleum Consultants, Inc. (Houston, Texas), is an independent petroleum engineer with respect to the Partnership and its Subsidiaries.

         (dd) Except as described or reflected in the financial statements set forth in the Prospectus, as of the date hereof, (1) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Partnership or any Subsidiary have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Partnership or any Subsidiary are currently being held in suspense by any purchaser thereof, except where such amounts due would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its Subsidiaries, taken as a whole, and (2) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Partnership or any Subsidiary in their oil and gas properties, except where such claims would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership its Subsidiaries, taken as a whole.

         (ee) As of the date hereof, the net aggregate undiscounted monetary liability of the Partnership or any Subsidiary for petroleum taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Partnership or any Subsidiary in any petroleum or to receive cash or other payments to balance any disproportionate allocation of petroleum would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its Subsidiaries, taken as a whole.

         (ff) No relationship, direct or indirect, exists between or among the Partnership or any Subsidiary on the one hand, and HEPGP, Ltd., the general partner of the Partnership (the "General Partner") or the partners of the General Partner, or the directors and officers of the partners of the General Partner, or customers or suppliers of the Partnership or any Subsidiary on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

         (gg) Except as disclosed in the Prospectus, there are no contracts, agreements, or understandings between the Partnership and any person that would give rise to a valid claim against the Partnership or any Underwriters for a brokerage commission, finders fee or other like payment in relation to the offer and sale of the Units.

7. EXPENSES. The Partnership hereby agrees with the several Underwriters that the Partnership will pay or cause to be paid the costs and expenses associated with the following: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp taxes in connection with the offering of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the American Stock Exchange; (vi) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees and expenses of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc. in connection with the offering; (viii) the transportation and other expenses to the extent incurred by or on behalf of representatives of the Partnership in connection with the presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel for the Partnership; and (x) the performance by the Partnership of its other obligations under this Agreement. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) hereof, the Partnership agrees to reimburse the Underwriters as provided in
Section 5(i).

8. INDEMNIFICATION AND CONTRIBUTION. The Partnership agrees to indemnify and hold harmless you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Units, including, without limitation, slides, videos, films and tape recordings, provided that such materials were approved by the Partnership, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to the Partnership by or on behalf of any Underwriter through you expressly for use in connection therewith or arise out of materials prepared solely by the Underwriters without the knowledge of the Partnership or any of its representatives based upon material information obtained from sources other than, directly or indirectly, the Partnership or its representatives.

         If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Partnership, such Underwriter or such controlling person shall promptly notify in writing the party or parties against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party or parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of one such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying party or parties has or have agreed in writing to pay such fees and expenses, (ii) the indemnifying party or parties has or have failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person within a reasonable period of time following notice from such Underwriter or such controlling person, or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party or parties, and such Underwriter or such controlling person shall have been advised by such counsel that representation of such indemnified party and any indemnifying party or parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person). The indemnifying party or parties shall not be liable for any settlement of any such action effected without its or their prior written consent, but if settled with such prior written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party or parties agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the immediately preceding paragraph.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, and the General Partner and the directors and officers of the general partner of the General Partner who sign the Registration Statement, and any person who controls the Partnership and the General Partner within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Partnership, or the General Partner or any of its directors, any such officers or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Partnership by the preceding paragraph (except that if the Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Partnership, and the General Partner and its directors, any such officers and any such controlling persons shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

         In any event, the Partnership will not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representatives or any person who controls the Representatives within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

         If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus (or any related term sheet used in reliance on Rule 434(b) under the Act); provided that, in the event that the Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Partnership or the Underwriters from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Partnership, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus (or any related term sheet used in reliance on Rule 434(b) under the Act). The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in this
Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Units set forth opposite their names in
Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 10 hereof) and not joint.

         Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of
(i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership, the General Partner its directors or officers or any person controlling the Partnership, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership, its directors or officers, or any person controlling the Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

         (a) The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 424(b) and 430A under the Act shall have been timely made.

         (b) Subsequent to the effective date of the Registration Statement there shall not have occurred any change, or any development involving, or which might reasonably be expected to involve, a potential future material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership, not contemplated by the Prospectus (or any supplement thereto), that in your reasonable opinion, as Representatives of the several Underwriters, would materially and adversely affect the market for the Units.

         (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Jenkens & Gilchrist, a Professional Corporation, counsel for the Partnership, dated the Closing Date (and the Additional Closing Date, if any), satisfactory to you, to the effect that:

                    (i) The Partnership is duly formed and validly existing in good standing under the laws of the State of Delaware as a limited partnership with full partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business in good standing in the States of Arkansas, Colorado, Louisiana, Michigan, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah and Wyoming as a foreign limited partnership.

                    (ii) The authorized Class C Units of the Partnership conform in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Units."

                    (iii) All units of limited partner interest of the Partnership outstanding prior to the issuance of the Units to be issued and sold by the Partnership hereunder have been duly authorized and validly issued, are fully paid and nonassessable (subject to the obligation of a limited partner to repay the amount of any distribution wrongly received from the Partnership for a period of three years from the date of the distribution) and have not been issued in violation of or subject to any preemptive rights arising under the Partnership's certificate of limited partnership or its partnership agreement or under the Delaware Revised Uniform Limited Partnership Act or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Units upon issuance of such Units by the Partnership.

                    (iv) All offers and sales of the Partnership's units of limited partner interest within three years of the date hereof were made in compliance with or were the subject of an available exemption from the registration provisions of the Act and the registration provisions of all other applicable state and federal laws or regulations or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

                    (v) The Units to be issued and sold to the Underwriters by the Partnership hereunder have been duly authorized by all necessary partnership action on the part of the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable (subject to the obligation of a limited partner to repay the amount of any distribution wrongly received from the Partnership for a period of three years from the date of the distribution) and will have not been issued in violation of or subject to any preemptive rights under the Partnership's certificate of limited partnership or partnership agreement or under the Delaware Revised Uniform Limited Partnership Act or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Units upon the issuance of such Units of limited partner interest by the Partnership.

                    (vi) The form of certificates for the Units conforms to the requirements of the applicable partnership laws of the State of Delaware.

                    (vii)     The Registration Statement has become
               effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceedings for that purpose are pending before or contemplated by the Commission.

                    (viii) The Partnership has all requisite partnership power and authority to enter into this Agreement and to issue, sell and deliver the Units to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Partnership.

                    (ix) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Partnership (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Units) for the valid issuance and sale of the Units to the Underwriters under this Agreement.

                    (x) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the schedules (including the notes thereto and the auditors report thereon) included therein, the reserve review letter of Williamson Petroleum Consultants, Inc., the other financial, reserve and statistical information included therein, and the exhibits thereto as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act.

                    (xi) To the knowledge of such counsel, (A) other than as described or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto), there are no legal or governmental proceedings pending or threatened against the Partnership or any Subsidiary or to which the Partnership or any Subsidiary or any of their respective property, is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein, and (B) there are no agreements, contracts, indentures or other instruments, that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required or incorporated therein by reference, as the case may be.

                    (xii) Such counsel has no reason to believe that the descriptions in the Prospectus under the caption "Business -- Regulation" of statutes, regulations or legal or governmental proceedings are other than accurate or fail to present fairly the information required to be shown.

                    (xiii) The Partnership is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940.

                    (xiv) The Partnership meets the eligibility requirements for Form S-3 at the time of filing the Registration Statement.

         In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the General Partner and of government officials and in rendering the opinion set forth in paragraph (vii) above, state that they have relied on oral advice of the Commission that the Commission has declared the Registration Statement effective under the Act. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date (and the Additional Closing Date, if applicable). Such counsel shall also be entitled to state that its opinion is limited to the federal laws of the United States of America, the laws of the State of Texas and the Delaware Revised Uniform Limited Partnership Act.

         In rendering such opinion, in each case where such opinion is qualified by "the best knowledge of such counsel," "the knowledge of such counsel," "known to such counsel" and/or "know" and words of similar import, such counsel may rely as to matters of fact upon certificates of executive and other officers and employees of the General Partner as you and such counsel shall deem are appropriate and such other procedures as you and such counsel shall mutually agree; provided, however, in each such case, such counsel shall state that it has no knowledge contrary to the information contained in such certificates or developed by such procedures and knows of no reason why you should not reasonably rely upon the information contained in such certificates or developed by such procedures.

         In addition to the opinion set forth above, such counsel shall state the following: Such counsel has participated in conferences with officers and other representatives of the Partnership, representatives of the independent public accountants of the Partnership and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although such counsel is not passing upon, and does not assume any responsibility for and have not verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, such counsel advises you that, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the General Partner and your representatives), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein, (ii) the reserve review letter of Williamson Petroleum Consultants, Inc. included therein, (iii) the other financial, reserve and statistical information included therein and (iv) the exhibits thereto, as to which such counsel has not been asked to comment), as of the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (i) the financial statements (including the notes thereto and the auditors' report thereon) including therein, (ii) the reserve review letter of Williamson Petroleum Consultants, Inc. included therein and (iii) the other financial, reserve and statistical information included therein, as to which such counsel has not been asked to comment), as of the issue date thereof, contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Cathleen M. Osborn, general counsel of the General Partner, dated the Closing Date (and the Additional Closing Date, if any), satisfactory to you, to the effect that:

                    (i) The Partnership is duly registered and qualified to conduct business and is in good standing in each jurisdiction or place set forth opposite its name on Schedule II hereto.

                    (ii) Each of the Corporate Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Partnership Subsidiaries has been duly formed and is validly existing as a limited partnership under the laws of the state of its formation. Each of the LLC Subsidiaries has been duly formed and is validly existing as a limited liability company under the laws of the state of its formation. Each of the Partnership's Subsidiaries is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Partnership and its Subsidiaries, taken as a whole. Each of the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, except where the failure to possess such items could not reasonably be expected to result in a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or operations of the Partnership, taken as a whole. Based solely on a review of such Subsidiaries' books and records, all of the issued and outstanding shares of capital stock of each Corporate Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Based solely on a review of such Subsidiaries' books and records, all of the partnership interests of each Partnership Subsidiary have been duly and validly authorized and issued in accordance with the terms of the governing partnership agreement and are owned by the Partnership, directly or through Subsidiaries, free from liens, encumbrances, claims, security interests, restrictions on transfer, voting trust or similar agreements, and any other defect of title. Based solely on a review of such Subsidiaries' books and records, all of the membership interests of each LLC Subsidiary have been duly and validly authorized and issued in accordance with the terms of the governing limited liability company agreement (or regulations) and are owned by the Partnership, directly or through its Subsidiaries, free form liens, encumbrances, claims, security interests, restrictions on transfer, voting trusts or similar agreements, and any other defect of title. The Partnership, directly or through its Subsidiaries owns, free from liens, encumbrances, claims, security interests, restrictions on transfer, stockholders' agreement, voting trust and any other defects of title the securities of each Subsidiary as disclosed in the Registration Statement.

                    (iii) Neither the offer, sale or delivery of the Units, the execution, delivery or performance of this Agreement, compliance by the Partnership with all provisions hereof nor consummation by the Partnership of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of limited partnership or partnership agreement, or other organizational documents, of the Partnership or any Subsidiary or any agreement, indenture, lease or other instrument to which the Partnership or any Subsidiary is a party or by which it or any of their properties is bound that is made an exhibit to the Registration Statement, or results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any Subsidiary, other than those that would not result in a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or operations of the Partnership, taken as a whole, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, applicable to the Partnership, its Subsidiary or any of their respective properties, other than those that would not result in a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or operations of the Partnership, taken as a whole.

                    (iv) To the knowledge of such counsel, (A) other than as described or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto), there are no legal or governmental proceedings pending or threatened against the Partnership or any Subsidiary or to which the Partnership or any Subsidiary or any of their respective property, is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein, and (B) there are no agreements, contracts, indentures or other instruments, that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required or incorporated therein by reference, as the case may be.

                    (v) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described in the Registration Statement and the Prospectus (other than routine contracts entered into by the Partnership or any Subsidiary for the purchase of materials or the sale of products, entered into in the normal course of business) and such agreements, contracts, indentures, leases or other documents or instruments are fairly summarized or described therein, and filed as exhibits thereto as required.

                    (vi) Neither the Partnership nor any Subsidiary is in violation of its certificate of limited partnership or partnership agreement, or other organizational documents, or to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or in any other agreement material to the Partnership and its Subsidiaries taken as a whole, except as has been disclosed in the Prospectus and except where such violation or default does not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operation of the Partnership and its Subsidiaries taken as a whole.

                    (vii) To the best knowledge of such counsel after reasonable inquiry, neither the Partnership nor any Subsidiary is in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Partnership or any Subsidiary or any of their respective properties, or of any decree of any court or governmental agency or body having jurisdiction over the Partnership or any Subsidiary or any of their respective properties, except where such violation does not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operation of the Partnership and its Subsidiaries taken as a whole.

                    (viii) To the best knowledge of such counsel after reasonable inquiry, the Partnership and each Subsidiary has such permits, licenses franchises, approvals, consents and authorizations of governmental or regulatory authorities ("permits"), as are necessary to own their properties and to conduct their business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its Subsidiaries, taken as a whole; the Partnership and each Subsidiary has fulfilled and performed all of their obligations with respect to such permits, except where such violation does not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operation of the Partnership and its Subsidiaries taken as a whole, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Partnership or any Subsidiary.

         (e) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Closing Date (and the Additional Closing Date, if any), with respect to the issuance and sale of the Firm Units, the Registration Statement and other related matters as you may reasonably request and the Partnership and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (f) You shall have received letters addressed to you and dated the date hereof and the Closing Date (and the Additional Closing Date, if any) from Deloitte & Touche LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

         (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Partnership, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the units of limited partner interest of the Partnership nor any material increase in the short-term or long-term debt of the Partnership (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or any development involving or which may reasonably be expected to involve a potential future material adverse change (present or potential future) in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its Subsidiaries, taken as a whole; (iii) the Partnership and its Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business) that are material to the Partnership and its Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (iv) the representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date (and the Additional Closing Date, if any) as if made on and as of the Closing Date (and the Additional Closing Date, if any), and you shall have received a certificate, dated the Closing Date (and the Additional Closing Date, if any) and signed by the chief executive officer or president and the chief financial officer or treasurer of the general partner of the General Partner (or such other officers as are acceptable to you) to the effect set forth in this Section 9(g) and in Section 9(h) hereof.

         (h) The Partnership shall not have failed in any material respect at or prior to the Closing Date (and the Additional Closing Date, if any) to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date (and the Additional Closing Date, if any).

         (i) The Partnership shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

         (j) The provisions of the Partnership's partnership agreement as filed as an exhibit to the Registration Statement shall be in full force and effect. At or prior to the Closing Date, you shall have received the written commitment of each of the General Partner's directors and executive officers and certain other Unitholders not to offer, sell, contract to sell or otherwise dispose of any Class C Units or rights to purchase Class C Units or any securities convertible into or exercisable or exchangeable for, Class C Units other than in accordance with this Agreement for a period of 180 days after commencement of the public offering of the Units by the Underwriters without the prior written consent of EVEREN Securities, Inc.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you.

         The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (i) shall be dated as of the Additional Closing Date and the opinions called for by paragraphs
(c), (d) and (e) shall be revised to reflect the sale of Additional Units.

10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto, or (b) release of oral notification of the effectiveness of the Registration Statement by the Commission.

         If any one or more of the Underwriters shall fail or refuse to purchase Firm Units which it or they have agreed to purchase hereunder, and the aggregate number of Firm Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Units, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Units which such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units and arrangements satisfactory to you and the Partnership for the purchase of such Firm Units are not made within 96 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case which does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Partnership by notice to the Partnership, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market shall have been suspended or materially limited, (ii) trading of any securities of the Partnership, including the Units, on the American Stock Exchange shall have been suspended or materially limited, whether as the result of a stop order by the Commission or otherwise, (iii) a general moratorium on commercial banking activities in Texas or Colorado shall have been declared by either federal or state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, or (v) the Partnership or any Subsidiary shall have, in the sole judgment of the Representatives, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor disputes or any legal or governmental proceeding, or there shall have been any material adverse change (including, without limitation, a material change in management or control of the Partnership) in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its Subsidiaries taken as a whole, except in each case as described in, or contemplated by, the Prospectus (excluding any amendment or supplement thereto). Notice of such cancellation shall be promptly given to the Partnership and its counsel by facsimile or telephone and shall be subsequently confirmed by letter.

12. INFORMATION FURNISHED BY THE UNDERWRITERS. The Partnership acknowledges that the paragraph of text immediately following footnote (3) on the front cover page of the Prospectus, the stabilizing legend appearing as the first paragraph of text on page 2 of the Prospectus, the information set forth in the table on page ____ of the Prospectus under the caption "Underwriting" and the information set forth in the _____ paragraph on page ___ of the Prospectus under the caption "Underwriting," constitute all the information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(a), 6(b) and 8 hereof.

13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

         (a)      to the Partnership or the General Partner:

                           Hallwood Energy Partners, L.P.
                           4582 South Ulster Street Parkway, Suite 1700
                           Denver, Colorado  80237

                           Attention:  Cathleen M. Osborn
                           Facsimile:  303-850-6218

                           with copy to:

                           Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200
                           Dallas, Texas 75202
                           Attention:  W. Alan Kailer, Shareholder
                           Facsimile:  214-855-4300

         (b)      to the Underwriters:

                           EVEREN Securities, Inc.
                           77 West Wacker
                           Chicago, Illinois  60601
                           Attention:  Syndicate Department
                           Facsimile:  312-574-8976

                           with copy to:  General Counsel, EVEREN Securities,
                                          Inc.

                           Wheat, First Securities, Inc.
                           Address
                           City, State Zip
                           Attention:  Contact, Title
                           Facsimile:

                           with copy to:

                           Ladenburg Thalmann & Co. Inc.
                           Address
                           City, State Zip
                           Attention:  Contact, Title
                           Facsimile:

                           with copy to:

                           Vinson & Elkins L.L.P.
                           2001 Ross Avenue, Suite 3700
                           Dallas, Texas  75201
                           Attention:  Jay H. Hebert, Partner
                           Facsimile:  214-999-7745

         This Agreement has been and is solely for the benefit of the several Underwriters, the Partnership, and the General Partner and its directors and officers, and the other controlling persons referred to in Section 8 hereof, and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from you of any of the Units in his status as such purchaser.

14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to choice of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                            Very truly yours,

                                            HALLWOOD ENERGY PARTNERS, L.P.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title
                                                 -------------------------------


CONFIRMED as of the date first above
mentioned, on behalf of itself and the other several Underwriters named in Schedule I hereto.

EVEREN SECURITIES, INC.
Co-Manager


By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------

WHEAT, FIRST SECURITIES, INC.
Co-Manager

By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------


LADENBURG THALMANN & CO. INC.
Co-Manager
By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------

                                   SCHEDULE I


                                                       Number of
                      Underwriter                      Firm Units
                      -----------                      ----------

EVEREN Securities, Inc.
Ladenburg Thalmann & Co. Inc.
Wheat, First Securities, Inc.










                                                        ---------
                                      Total.....        2,500,000